UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

January 5, 2010 (December 29, 2009)

TRIMERIS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-23155	56-1808663
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2530 Meridian Parkway, 2nd Floor

Durham, NC 27713

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:

(919) 806-4682

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02. Termination of a Material Definitive Agreement.

Merger Agreement

On December 29, 2009, Trimeris, Inc., a Delaware corporation (the “Company”), notified Arigene Co., Ltd., a corporation organized under the laws of the Republic of Korea (“Arigene”), that, effective December 31, 2009, it was terminating the Agreement and Plan of Merger, dated as of October 2, 2009 (as amended through such date, the “Merger Agreement”) among Trimeris, Arigene and RTM Acquisition Company, a Delaware corporation (the “Purchaser”) and a wholly owned subsidiary of Arigene, due to the breach by Arigene and the Purchaser of the Merger Agreement. Pursuant to the Merger Agreement, Arigene had agreed to acquire any and all outstanding shares of common stock of Trimeris (the “Shares”) validly tendered and not properly withdrawn through a cash tender offer (the “Offer”) of $3.60 per Share, to be followed by a merger to acquire all remaining outstanding Shares at the same price per share paid in the Offer. For a summary of the material terms of the Merger Agreement and the Offer, please see Trimeris’ Forms 8-K filed with the Securities and Exchange Commission on October 5, 2009 and November 17, 2009 and Trimeris’ Schedule 14D-9 and related amendments filed with the Securities and Exchange Commission on October 19, 2009, October 27, 2009, November 10, 2009, November 12, 2009, November 17, 2009, December 23, 2009 and December 29, 2009.

As the Company previously announced, the Offer expired at 5:00 p.m. New York City time, on December 28, 2009 (the “Extended Expiration Time”). According to Computershare Trust Company, N.A., the depositary for the Offer, as of the Extended Expiration Time, a total of 19,311,216 Shares were validly tendered and not properly withdrawn, representing 86.4% of all outstanding Shares.

After the Extended Expiration Time, Arigene informed the Company through counsel that it intended to terminate the Offer because Arigene had been unable to secure sufficient financing to fund the Offer as of the Extended Expiration Time, and that none of the Shares validly tendered and not properly withdrawn would be purchased in the Offer. On December 29, 2009, Arigene announced that it had terminated the Offer for the reasons described to the Company through counsel.

The Company believes that all of the conditions to the Offer had been satisfied as of the Extended Expiration Time. Accordingly, Arigene and the Purchaser were obligated to purchase all Shares validly tendered and not properly withdrawn as of the Extended Expiration Time by 5:00 p.m., New York City time, December 31, 2009, or be in breach of the Merger Agreement. As Arigene terminated the Offer and Arigene and the Purchaser did not purchase all Shares validly tendered and not properly withdrawn as of the Extended Expiration Time by 5:00 p.m., New York City time, on December 31, 2009, the Company believes Arigene and the Purchaser have breached the Merger Agreement and thus the Company is entitled to terminate the Merger Agreement pursuant to Section 8.1(i) of the Merger Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 5, 2010	TRIMERIS, INC.

	By:	/S/ MICHAEL A. ALRUTZ
Michael A. Alrutz
General Counsel